      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2002
                                                 Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            SMITH INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


               DELAWARE                              95-3822631
    (State or other jurisdiction of               (I.R.S. Employer
            incorporation)                       Identification No.)


  411 N. SAM HOUSTON PARKWAY, SUITE 600
             HOUSTON, TEXAS                             77060
 (Address of principal executive offices)             (Zip Code)



                            SMITH INTERNATIONAL, INC.
                            1989 LONG-TERM INCENTIVE
                                COMPENSATION PLAN
                            (Full title of the plan)


                                 NEAL S. SUTTON
      SENIOR VICE PRESIDENT - ADMINISTRATION, GENERAL COUNSEL AND SECRETARY
                            SMITH INTERNATIONAL, INC.
                      411 N. SAM HOUSTON PARKWAY, SUITE 600
                              HOUSTON, TEXAS 77060
                                 (281) 443-3370
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE*

=====================================================================================================================
                                                                  PROPOSED
                                                              MAXIMUM OFFERING       PROPOSED
                                              AMOUNT TO BE          PRICE        MAXIMUM AGGREGATE     AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED        REGISTERED       PER SHARE (1)   OFFERING PRICE (1)  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share     2,300,000 shares       $72.57          $166,911,000         $15,356
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Company's common stock on the New York Stock Exchange on May 21, 2002, pursuant to Rule 457(c) and Rule 457(h).

 * Shares of common stock of the registrant for issuance to full-time salaried employees of the registrant who are performing management, supervisory, sales, scientific or engineering services or who are key employees of the registrant pursuant to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan have been previously registered under Registration Statements on Form S-8 (Registration No. 33-31556, Registration No. 33-56693 and Registration No. 333-76633). The number of shares of common stock being carried forward is 4,900,000, and the filing fees associated with such shares that were previously paid with the earlier registration statements were $2,812.50 with Registration No. 33-31556, $7,241.38 with Registration No. 33-56693 and $25,648 with
Registration No. 333-76633.

     On February 6, 2002, the Board of Directors of Smith International, Inc. (the "Registrant" or the "Company") adopted, subject to stockholder approval, an amendment to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan to increase from 4,900,000 to 7,200,000 the aggregate number of shares of the Company's common stock, $1.00 par value, reserved for issuance under the plan and to extend the expiration date of the plan to April 24, 2012. The amendment of the plan was approved by our stockholders at the annual meeting of stockholders held on April 24, 2002.

     The contents of our registration statements on Form S-8 (Registration No. 33-31556, Registration No. 33-56693 and Registration No. 333-76633) filed with the Securities and Exchange Commission on October 13, 1989, December 1, 1994 and April 20, 1999, respectively, each relating to the plan, including the documents incorporated by reference therein, are incorporated by reference into this registration statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     We incorporate by reference and make a part of this registration statement the following documents as of their respective dates as filed with the Securities and Exchange Commission:

     o our Annual Report on Form 10-K for the year ended December 31, 2001, filed March 20, 2002;

     o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed May 15, 2002;

     o Current Reports on Form 8-K filed April 4, 2002, April 18, 2002 and May 2, 2002; and

     o the description of our common stock contained in our registration statement on Form 8-A filed May 20, 1959, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating our description of our common stock.

     All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement to be a part hereof from the date of filing of such documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power, under specified circumstances, to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action or proceeding to which he or she is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein. Indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the General Corporation Law of the State of Delaware. A corporation also has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person or incurred by such person in any capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the law.

     The Company's restated certificate of incorporation and the amended bylaws extend indemnification rights to the Company's directors, officers, employees and agents to the fullest extent authorized by the General Corporation Law of the State of Delaware. The restated certificate of incorporation and the amended bylaws also permit the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against such person and incurred by such person in such capacity, whether or not the Company would have the power or the obligation to indemnify such person against such liability. Reference is made to the restated certificate of incorporation and the amended bylaws of the Company.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director of the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. The Company's restated certificate of incorporation contains such a provision, and further provides that if the General Corporation Law of the State of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The above discussion of the Company's restated certificate of incorporation and amended bylaws and of Sections 102(b)(7) and 145 of the General Corporation Law of the State of Delaware is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, amended bylaws and statutes.


ITEM 8.  EXHIBITS.

     In addition to the exhibits filed or incorporated by reference into the registration statements on Form S-8 dated October 13, 1989, December 1, 1994 and April 20, 1999, respectively, the following documents are filed as exhibits to this registration statement:

     4.1 Restated Certificate of Incorporation of the Company as amended by Certificate of Amendment of Articles of Incorporation of the Company, dated as of July 8, 1987, and Certificate of Amendment to Restated Certificate of Incorporation of the Company, dated November 17, 1987. Filed as Exhibit 3.1 to the Company's report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

     4.2 Certificate of Amendment to Restated Certificate of Incorporation of the Company, dated May 23, 2001. Filed as
                  Exhibit 3.2 to the Company's Registration Statement on Form S-8 dated July 26, 2001 and incorporated herein by reference.

     4.3 Bylaws of the Company as amended to date. Filed as Exhibit 3.1 to the Company's report on Form 8-K dated August 13, 1998 (and filed on August 14, 1998) and incorporated herein by reference.

     4.4 Rights Agreement, dated as of June 8, 2000, between the Company and First Chicago Trust Company of New York, as Rights Agent. Filed as Exhibit 4.1 to the Company's report on Form 8-A, dated June 15, 2000, and incorporated herein by reference.

     4.5 Amendment to Rights Agreement dated June 8, 2000, by and among the Company and First Chicago Trust Company of New York and effective as of October 1, 2001. Filed as Exhibit 4.1 to the Company's report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

     4.6 Form of Indenture between the Company and The Bank of New York, as Trustee. Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-3 dated August 22, 1997 and incorporated herein by reference.

     4.7 Form of Note. Filed as Exhibit 4.2 to Amendment No. 1 to the Company's Registration Statement on Form S-3 dated September 9, 1997 and incorporated herein by reference.

     4.8 Form of Note. Filed as Exhibit 4.1 to the Company's report on Form 8-K dated February 13, 2001 and incorporated herein by reference.

     *4.9 Smith International, Inc. 1989 Long-Term Incentive Compensation Plan, as amended.

     *5.1         Opinion of counsel regarding legality.

     *23.1        Consent of Arthur Andersen LLP.

     *23.2 Consent of counsel (included in the opinion of counsel, filed herewith as Exhibit 5.1).

     *24.1 Power of Attorney (set forth on the signature page of this registration statement).

---------------------
*Filed herewith.


ITEM 9.  UNDERTAKINGS.

     (a) Rule 415 Offering

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 23, 2002.

                                         SMITH INTERNATIONAL, INC.


                                         By:  /s/ DOUG ROCK
                                             -------------------------
                                             Doug Rock,
                                             Chairman of the Board,
                                             Chief Executive Officer,
                                             President and Director


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Doug Rock, Loren K. Carroll, Neal S. Sutton and Margaret K. Dorman, or each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any and all amendments and exhibits to this registration statement and any other documents to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully as to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 23, 2002.

                       SIGNATURE                                                                     TITLE
                       ---------                                                                     -----

                     /s/ DOUG ROCK                                                          Chairman of the Board,
-----------------------------------------------------                                      Chief Executive Officer,
                       Doug Rock                                                            President and Director


                /s/ MARGARET K. DORMAN                                                      Senior Vice President,
-----------------------------------------------------                                     Chief Financial Officer and
                  Margaret K. Dorman                                                    Treasurer (Principal Financial
                                                                                   Officer and Principal Accounting Officer)


                 /s/ LOREN K. CARROLL                                                Executive Vice President and Director
-----------------------------------------------------
                   Loren K. Carroll


                /s/ BENJAMIN F. BAILAR                                                             Director
-----------------------------------------------------
                  Benjamin F. Bailar


                   /s/ G. CLYDE BUCK                                                               Director
-----------------------------------------------------
                     G. Clyde Buck


                  /s/ JAMES R. GIBBS                                                               Director
-----------------------------------------------------
                    James R. Gibbs


                  /s/ JERRY W. NEELY                                                               Director
-----------------------------------------------------
                    Jerry W. Neely


                 /s/ WALLACE S. WILSON                                                             Director
-----------------------------------------------------
                   Wallace S. Wilson


                                  EXHIBIT INDEX

EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------

  4.1 Restated Certificate of Incorporation of the Company as amended by Certificate of Amendment of Articles of Incorporation of the Company, dated as of July 8, 1987, and Certificate of Amendment to Restated Certificate of
                  Incorporation of the Company, dated November 17, 1987. Filed as Exhibit 3.1 to the Company's report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

  4.2             Certificate of Amendment to Restated Certificate of
                  Incorporation of the Company, dated May 23, 2001. Filed as
                  Exhibit 3.2 to the Company's Registration Statement on Form
                  S-8 dated July 26, 2001 and incorporated herein by reference.

  4.3 Bylaws of the Company as amended to date. Filed as Exhibit 3.1 to the Company's report on Form 8-K dated August 13, 1998 (and filed on August 14, 1998) and incorporated herein by reference.

  4.4             Rights Agreement, dated as of June 8, 2000, between the
                  Company and First Chicago Trust Company of New York, as Rights
                  Agent. Filed as Exhibit 4.1 to the Company's report on Form
                  8-A, dated June 15, 2000, and incorporated herein by reference.

  4.5 Amendment to Rights Agreement dated June 8, 2000, by and among the Company and First Chicago Trust Company of New York (the
                  "Rights Agent") and effective as of October 1, 2001. Filed as
                  Exhibit 4.1 to the Company's report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

  4.6             Form of Indenture between the Company and The Bank of New
                  York, as Trustee. Filed as Exhibit 4.1 to the Company's
                  Registration Statement on Form S-3 dated August 22, 1997 and incorporated herein by reference.

  4.7             Form of Note. Filed as Exhibit 4.2 to Amendment No. 1 to the
                  Company's Registration Statement on Form S-3 dated September
                  9, 1997 and incorporated herein by reference.

  4.8             Form of Note. Filed as Exhibit 4.1 to the Company's report on
                  Form 8-K dated February 13, 2001 and incorporated herein by reference.

  *4.9            Smith International, Inc. 1989 Long-Term Incentive
                  Compensation Plan, as amended.

  *5.1            Opinion of counsel regarding legality.

  *23.1           Consent of Arthur Andersen LLP.

  *23.2 Consent of counsel (included in the opinion of counsel, filed herewith as Exhibit 5.1).

  *24.1 Power of Attorney (set forth on the signature page of this registration statement).

---------------------
* Filed herewith.